EXHIBIT 21


                         Subsidiaries of the Registrant



                                                           Jurisdiction of
                  Name                                      Incorporation


         Abell Lumber Corp.                                     Virginia

         Pallet Management Systems
            of Alabama, Inc.                                    Alabama

         Pallet Management Systems
            of Central Illinois, Inc.                           Illinois

         Pallet Management Systems
            of Illinois, Inc.                                   Illinois

         Pallet Management Systems
            of Indiana, Inc.                                    Indiana


         Pallet Recycling Technology, Inc.                      Florida